UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Corgenix Medical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corgenix Medical Corporation, a Delaware corporation, (the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its shareholders for its special meeting of shareholders to be held November 20, 2014 and any and all adjournments, postponements or reschedulings thereof (the “Special Meeting”), relating to the proposed merger pursuant to that Agreement and Plan of Merger dated August 28, 2014 by and among the Company, Centennial Medical Holdings, Inc. and Centennial Integrated, Inc. (the “Merger Agreement”), as previously disclosed.  In connection with its Special Meeting, the Company has filed definitive proxy materials and a proxy card (the “Definitive Proxy”) with the SEC on October 21, 2014.

Excerpt from the Form 10-Q for the Quarterly Period Ended September 30, 2014

Attached hereto as Exhibit 1 is an excerpt from the Quarterly Report on Form 10-Q (the “Form 10-Q”) of the Company for the three months ended September 30, 2014, filed with the SEC on November 7, 2014.  This excerpt from the Form 10-Q is being filed herewith because it comments on the solicitation of proxies from the Company’s shareholders and updates and revises information contained in the Definitive Proxy due to recent developments.

Additional Information about the Merger and Where to Find It

This document may be deemed to be solicitation material with respect to the Merger. In connection with the Merger, the Company has filed the Definitive Proxy and may file or furnish other relevant materials with the SEC. THE COMPANY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THESE MATERIALS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The proxy statement and other relevant materials (when they become available), and any and all documents filed or furnished by the Company with or to the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the Company’s investors and security holders may obtain free copies of the documents filed or furnished by the Company with or to the SEC by directing a request to the Company’s proxy solicitor, Georgeson Inc. at (877) 278-4751.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company with respect to the Special Meeting. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Definitive Proxy, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Information regarding the direct and indirect interests of the Company, its executive officers and directors and other participants in the solicitation is set forth in the Definitive Proxy.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this document contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about us and the merger. All statements regarding our expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budget, projected costs or cost savings, capital expenditures, competitive positions, growth opportunities for existing products or products under development, plans and objectives of management for future operations, markets for stock, and our evaluation of strategic alternatives, including the merger, are forward-looking statements. In addition, forward-looking statements include statements in which we use words such as ‘‘expect,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘intend,’’ or similar expressions. These forward-looking statements are based upon information presently available to our management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties. Factors that could cause events not to occur as expressed in the forward-looking statements in this document include, but are not limited to, unanticipated delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any litigation that has been or may be instituted with respect to the merger; and the inability to complete the merger due to the failure to obtain the approval of our shareholders of the adoption of the Merger Agreement or the failure to satisfy other closing conditions, as well as other risk factors detailed in our Annual Report on Form 10-K for the year ended June

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30, 2014, filed with the SEC on September 10, 2014, under the captions ‘‘Forward Looking Statements’’ and ‘‘Risk Factors’’ and otherwise in our reports and filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. We assume no obligation to update, revise or correct any forward-looking statements after the date of this document or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

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Exhibit 1

Excerpts from Quarterly Report on Form 10-Q of
Corgenix Medical Corporation for the Three Months Ended September 30, 2014

Litigation

Currently, we are aware of two purported class action complaints that have been filed in connection with the merger.  One complaint was filed in the Second Judicial District Court of the State of Nevada on September 4, 2014 — Rauenzhan v. Corgenix, et al., No. CV14-01907.  An amended complaint was filed in the Rauenzhan lawsuit on October 14, 2014.  One complaint was filed in the First Judicial District Court of the State of Nevada on October 14, 2014 — Bradford, et al. v. Corgenix, et al., No. 14TRT000681B.  Counsel for the plaintiffs in the Rauenzhan and Bradford actions have agreed to consolidate the actions in the Second Judicial District Court.  However, as of November 6, 2014, a consolidated Second Amended Class Action Complaint has not been filed.  The complaints names as defendants us, each member of our board of directors, Buyer and Merger Sub.  The complaints generally allege that the board of directors breached its fiduciary duties and that we, Buyer, the Merger Sub aided and abetted those purported breaches, in connection with the proposed merger. The complaints challenge the Merger Consideration as inadequate, and make a variety of other allegations, including the following:

•                  given the recent trading price of our Common Stock and potential future growth, the value of our Common Stock is greater than the consideration offered to shareholders in the proposed merger;

•                  the proposed merger is the result of a flawed process marred by conflicts of interest of our board and senior management;

•                  the “no solicitation” and termination fee provisions of the Merger Agreement preclude us from soliciting, and otherwise restrict our ability to consider, competing offers; and

•                  our definitive proxy statement, filed on October 21, 2014 with the SEC, omits and/or misrepresents material information.

The plaintiffs in these cases seek an order certifying a proposed class of our shareholders, certifying the plaintiffs as the class representatives, granting injunctive relief against the consummation of the merger, or, if the merger is consummated, rescinding the merger and awarding damages, directing the defendants to account for all damages caused by them and all profits or special benefits obtained by them as a result of their alleged breaches of fiduciary duties and an award of costs, expenses and reasonable attorneys’ fees, and accountants’ and experts’ fees.

We notified our carriers of our applicable insurance policies (the “D&O Insurance”) regarding these claims. The D&O Insurance provides coverage for defense costs incurred in connection with the claims, but is subject to a substantial deductible, depending on the claim.  The D&O Insurance may not cover any amount of any judgment or settlement representing the amount by which the Merger Consideration or price is increased.

The defendants believe the claims asserted are without merit.  Buyer has repeatedly indicated that the Merger Consideration is the highest amount Buyer is willing to pay to acquire our company and that it is not willing to increase the amount of the Merger Consideration.

NIH Ebola Grant

On June 26, 2014, we were awarded a three-year, $2.9 million National Institutes of Health (“NIH”) grant to advance the development of Ebola diagnostic tests. Collaborating with us on the program are members of the Viral Hemorrhagic Fever Consortium (“VHFC”), a collaboration of academic and industry members headed by Tulane University and partially funded with the support from the NIH.

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We have been working to develop Ebola diagnostic products pursuant to this and a previous NIH grant awarded to Corgenix and the VHFC in 2010. At this time, we have developed a prototype rapid diagnostic test (RDT) substantially ahead of our originally anticipated schedule, and it has been tested on a very limited sampling of clinical specimens in West Africa, and also tested under controlled laboratory conditions here in the U.S.  Thus far, we believe the preliminary results have been encouraging. We are continuing to do additional testing, both clinical and analytical, which may be required before we can secure clearances or approvals from regulatory agencies such as the U.S. Food and Drug Administration (FDA), the World Health Organization (WHO), and others. Such regulatory clearances or approvals would be required before we would be able to use or sell this test.

Based on results to date, we have begun the process of applying for an Emergency Use Authorization (EUA) with the FDA. This application is an iterative process and will likely require several submissions to complete the process. We cannot predict how long this might take, or whether other countries will grant similar approvals.

Other companies are also working to develop rapid diagnostic tests for Ebola that would likely compete with any product or products that we might bring to the market, and those other products could be preferred over any product or products we might offer. We do not know the relative performance of our Ebola product as compared to other Ebola products, or what the market for our product might be. Further, we cannot predict when our Ebola product might secure regulatory approval or clearance.  If we do receive regulatory approval or clearance and orders for our Ebola products during the current outbreak of Ebola, we believe this could have a material impact on our results. We cannot predict when the next Ebola outbreak might occur or whether any of our products, if cleared or approved, will be the product of choice at that time or be able to generate significant revenues, if any.

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